Exhibit 10.1

WAIVER AND THIRD AMENDING AGREEMENT

TO LOAN AGREEMENT

THIS WAIVER AND THIRD AMENDING AGREEMENT (this “Agreement”) is made as of September 26, 2017

AMONG:

BIOAMBER SARNIA INC.

as Borrower

- and -

THE LENDERS PARTY HERETO

- and -

COMERICA BANK

as Agent

BACKGROUND

WHEREAS pursuant to a loan agreement dated as of June 20, 2014 (as amended by a waiver and first amending agreement dated May 12, 2015 and by a waiver, consent and second amending agreement made as of August 9, 2016) among the parties hereto, the Lenders agreed to make certain credit facilities available to the Borrower for the purposes set forth therein on and subject to the terms and conditions set forth therein (the “Loan Agreement”).

AND WHEREAS the Borrower has requested the Secured Parties to grant certain waivers under and to agree to certain amendments of the Loan Agreement as set out in this Agreement, all pursuant to Sections 11.18 and 12.19 of the Loan Agreement, and the Secured Parties are prepared to grant the waivers and agree to amend certain provisions of the Loan Agreement all as set out in this Agreement and on and subject to the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the mutual obligations contained herein and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Unless otherwise defined herein, words and expressions defined or given extended meanings in the Loan Agreement are used with the same respective defined or extended meanings in this Agreement. In addition, words and expressions defined in Article 3 are used with the same respective defined or extended meanings elsewhere in this Agreement.

1.2	Reference to Agreements

Each reference in this Agreement to any agreement or document (including this Agreement and any other defined term that is an agreement) shall be construed so as to include such agreement or document (including any attached schedules, appendices and exhibits) and each change thereto made at or before the time in question.

1.3	Headings, etc.

The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, paragraph, subparagraph, clause or other portion of this Agreement. The Annexes attached hereto form an integral part of this Agreement.

1.4	Grammatical Variations

In this Agreement, unless the context otherwise requires, (a) words and expressions (including words and expressions (capitalized or not) defined, given extended meanings or incorporated by reference herein) in the singular include the plural and vice versa (the necessary changes being made to fit the context), (b) words in one gender include all genders and (c) grammatical variations of words and expressions (capitalized or not) which are defined, given extended meanings or incorporated by reference in this Agreement shall be construed in like manner.

ARTICLE 2

WAIVER

2.1	Waiver

Subject to Article 4, the Secured Parties party hereto, constituting the Agent and all of the Lenders, hereby waive (collectively, the “Waivers”):

(a)

non-compliance with the representation and warranty set out in Section 8.1.8 of the Loan Agreement and with the covenant set out in Section 9.1.1(a) of the Loan Agreement but solely in respect of the representation, warranty and covenant that the audited consolidated financial statements of BioAmber for the fiscal year ended December 31, 2016 do not contain any Impermissible Qualification;

(b)	non-compliance by the Borrower with the covenants and agreements set out in Section 9.2.2 of the Loan Agreement for the months of October, November and December of 2016; and

(c)

non-compliance by the Borrower with the covenants and agreements set out in Section 9.2.3 of the Loan Agreement for (i) January and February 2017 and (ii) for the period commencing on March 1, 2017 and ending on the MCC Adjustment Date (as defined in Section 3.1(q)) provided that during such period the Borrower shall at all time maintain a Minimum Cash Balance of not less than $2,000,000.

The Waivers are only in respect of those matters expressly referred to in paragraphs (a), (b) and (c) of this Section 2.1 and shall not in any way be construed as a consent to, or a waiver of, any other condition, matter or provision relating to, or contained in, the Loan Agreement or any other Secured Document.

2.2	Validity

The Waivers shall be void and of no force and effect if any of the conditions set forth in Article 4 are not satisfied, fulfilled or otherwise met to the satisfaction of all of the Secured Parties, in which event the Secured Parties shall be deemed never to have given the Waivers.

ARTICLE 3

AMENDMENTS

3.1	Amendments

Subject to Article 4 of this Agreement, the Loan Agreement is hereby amended as follows:

(a)	Section 1.1 of the Loan Agreement is amended by adding the following definitions in the correct alphabetical order:

““2017 Principal Payment Holiday Period” means the period commencing on January 1, 2017 and ending on December 31, 2017.

“BioAmber Subordination Agreement” means the subordination agreement made as of May 12, 2015 among BioAmber, the Borrower and the Agent, as amended by an amending agreement made as of August 9, 2016.

“DSCR Compliance” means, from and after June 30, 2018, in respect of any proposed payment (whether on account of principal, interest, premium, tax gross-up, indemnification, royalties, commission, fees, expenses or otherwise), including (a) any proposed BDC Permitted Debt Payments and/or (b) any proposed payment of fees, commissions or other amounts that is permitted under and satisfies each of the terms and conditions set out in the clauses (iv), (vii), (viii) and (ix) of Section 5.6.3(j), as applicable, in each case the Debt Service Coverage Ratio immediately before such proposed payment is paid and after giving effect to such proposed payment is equal to or greater than 1.75:1 for the Test Period ending immediately prior to the Fiscal Quarter in which such proposed payment is paid.

“Government Funding Permitted Debt Payments” means:

(a)

scheduled principal payments and interest payments under the Government Funding Agreements (excluding the PI Contribution Agreement and the SJIF Loan Agreement) then due and payable, provided that no payments in respect of principal amount (including, scheduled payments and, accretion, to the extent applicable, to such principal amount due to the accrual of interest which is not paid but rather which is added to such principal amount) under or in connection with the Government Funding Agreements (excluding the PI Contribution Agreement, the SJIF Loan Agreement and the SCA Debenture) shall directly or indirectly be paid by the Borrower or received and retained by any of the Government Funding Entities (excluding the PI Lender, the SJIF Lender and SCA) in cash or other property or by set-off or any other manner during the 2017 Principal Payment Holiday Period;

(b)

scheduled principal payments and interest payments under the PI Contribution Agreement then due and payable, provided that no payments in respect of principal amount (including, scheduled payments and, accretion, to the extent applicable, to such principal amount due to the accrual of interest which is not paid but rather which is added to such principal amount) under or in connection with the PI Contribution Agreement shall directly or indirectly be paid by the Borrower or received and retained by the PI Lender in cash or other property or by set-off or any other manner during the PI Principal Payment Adjustment Period, except that the Borrower may pay to the PI Lender under the PI Contribution Agreement the monthly principal amounts as indicated in the PI Amending Agreement #5 during the PI Principal Payment Adjustment Period, provided that (i) no Default or Event of Default has occurred and is continuing at the time of each such proposed principal payment or could reasonably be expected to occur after giving effect to each such principal payment and (ii) there is DSCR Compliance in respect of each such principal payment; and

(c)	SJIF Permitted Debt Payments.

“LA Principal Payment Holiday Period” means the period commencing on March 31, 2017 and ending on March 30, 2018.

“Management & Administrative Support Arrangement” has the defined meaning assigned to it in Section 5.6.3(j)(vii).

“Mitsui Billing Services Agreement” means the billing services agreement dated February 2, 2016 between Mitsui and the Borrower.

“Mitsui Canada” means Mitsui & Co. (Canada) Ltd., existing as a corporation under the laws of Canada.

“Mitsui Canada Service Agreement” means the amended and restated service agreement dated August 31, 2016 between Mitsui Canada and the Borrower, replacing the service agreement dated July 14, 2014 between Mitsui Canada and the Borrower.

“Mitsui Indemnity Agreement” has the defined meaning assigned to in Section 9.4.3.31.

“Mitsui Mutual Release” has the defined meaning assigned to in Section 9.4.3.31.

“Mitsui Sale Agreements” has the defined meaning assigned to in Section 9.4.3.31

“Mitsui Security Agreement” has the defined meaning assigned to in Section 9.4.3.31.

“Mitsui Share Purchase Agreement” has the defined meaning assigned to in Section 9.4.3.31.

“Mitsui Subordination Agreement” means the subordination agreement made as of May 12, 2015 among Mitsui, the Borrower and the Agent, as consented to by a consent made as of August 9, 2016.

“November 2016 Consent” means the consent dated November 3, 2016 among the Borrower, BioAmber, the Agent and the Lenders.

“PI Amending Agreement #5” means the amending agreement #5 dated March 16, 2017 between the Borrower and the PI Lender with respect to the PI Contribution Agreement.

“PI Principal Payment Adjustment Period” means the period commencing on January 1, 2017 and ending on March 1, 2019.

“Second Amended and Restated JVA” means the second amended and restated joint venture agreement dated as of February 15, 2016 among BioAmber, BioAmber Luxco, Mitsui, and the Borrower.

“SJIF Permitted Debt Payments” means any Permitted Subordinated Debt Interest Payments and Permitted Subordinated Debt Principal Payments (as each such term is defined in the SJIF Intercreditor Agreement) provided that (i) such Permitted Subordinated Debt Interest Payments and Permitted Subordinated Debt Principal Payments is permitted pursuant to the terms of the SJIF Intercreditor Agreement and (ii) no Permitted Subordinated Debt Principal Payments shall be made by the Borrower to the SJIF Lender during the 2017 Principal Payment Holiday Period.”

“Sponsor Permitted Agreements” means (i) the BioAmber Guarantee Fee Agreements, (iii) the Mitsui Guarantee Fee Agreements, (ii) the BioAmber Marketing and Sales Agreement, (iii) the Mitsui Marketing and Sales Agreement, (iv) the Mitsui Billing Services Agreement, (v) the Management & Administrative Support Arrangement, and (vi) such other agreements which the Lenders may consent to as being Excluded Agreements (as defined in each of the BioAmber Subordination Agreement and the Mitsui Subordination Agreement).”

(b)	The definition of “BDC Permitted Debt Payments” in Section 1.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

““BDC Permitted Debt Payments” means any payment by the Borrower to BDC in respect of the BDC Debt in accordance with the terms of the BDC Loan Agreement which consists of: (i) regularly scheduled (as opposed to accelerated) monthly cash interest payments in respect of the principal amount of the BDC Debt under the BDC Loan Agreement provided that in any event such interest is in an amount not exceeding 14.9% per annum; (ii) regularly scheduled (as opposed to accelerated) payments of principal amounts of the BDC Debt in accordance with the section of the BDC Loan Agreement entitled “Repayment: Instalments and Balloon Payment” which principal payments shall consist of consecutive monthly instalments of not greater than $167,060.00 commencing on October 15, 2018 and continuing up to and including September 15, 2023; (iii) loan management fee of $250.00 per month; and (iv) reimbursement of expenses as may be incurred by BDC in accordance with the BDC Loan Document prior to the occurrence of a Default or an Event of Default. For greater certainty, Permitted BDC Debt Payments shall not include voluntary or mandatory prepayments of principal or interest in respect of the BDC Debt under any BDC Loan Document.”

(c)	The definition of “Debt Service” in Section 1.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

““Debt Service” means, in respect of any period, the sum of (i) the aggregate principal amount of the Loans repaid and scheduled to be repaid pursuant to Section 4.1 during such period, plus (ii) the aggregate amount of interest, fees and charges with respect to the Loans paid and required to be paid during such period, plus (iii) the aggregate fee amount paid and scheduled to be paid under or in connection with this Agreement during such period, plus (iv) the aggregate amount of Permitted Royalty Payments paid and required to be paid during such period, plus (v) the aggregate amount of fees, commissions and other amounts paid and required to be paid under the Sponsor Permitted Agreements during such period.”

(d)	The definition of “Debt Service Coverage Ratio” in Section 1.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

““Debt Service Coverage Ratio” means, as at any date of determination which occurs on and after June 30, 2018, the ratio of (i) Cash Flow Available for Debt Service during the Monthly Test Period ending on the date of the most recently ended calendar month to (ii) Debt Service during such Monthly Test Period.”

(e)	The definition of “Permitted Royalty Payment” in Section 1.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

““Permitted Royalty Payment” means a royalty payment to be made by the Borrower to BioAmber under the License Agreement which is permitted under and satisfies each of the terms and conditions set out in Section 5.6.3(j)(i).”

(f)	The definition of “SJIF Lender” in Section 1.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

““SJIF Lender” means Her Majesty The Queen In Right of the Province of Ontario, as represented by the Minister of Economic Development and Growth (formerly (i) the Minister of Economic Development, Employment and Infrastructure, (ii) the Minister of Economic Development and Innovation and (iii) the Minister of Economic Development and Trade).”

(g)	Section 4.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“4.1 Scheduled Repayments of Loan Facility

Subject to Section 10.1.29, the Borrower shall repay to the Lenders each outstanding Loan in quarterly instalments commencing on the Scheduled Principal Repayment Commencement Date and on each Scheduled Principal Repayment Date thereafter (or the immediately preceding Business Day for each such Scheduled Principal Repayment Date that is not a Business Day) provided that no quarterly instalment repayments shall be required on the Scheduled Principal Repayment Dates during the LA Principal Payment Holiday Period. Prior to March 31, 2017, each such quarterly instalment shall be in the amount of $769,230.77. The quarterly instalment repayments of each outstanding Loan shall resume on the Scheduled Principal Repayment Date falling on March 31, 2018 (or the immediately preceding Business Day if such date is not a Business Day) and shall continue thereafter on each Scheduled Principal Repayment Date and each such quarterly instalment shall be in the amount of $962,000. The Total Commitment shall be permanently cancelled and reduce on each such repayment date by the amount of each such required repayment instalment. The Borrower shall repay to the Lenders any remaining balance of the outstanding Loans, if any, on the Maturity Date. The Borrower shall also pay to the Lenders on the Maturity Date all accrued and unpaid interest under the Loan Facility and all unpaid fees with respect thereto. Any amounts repaid pursuant to this Section 4.1 may not be reborrowed.”

(h)	Section 5.3(b) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(b)

On or prior to June 30, 2018, the Borrower shall deposit into the MRA an amount in cash representing the then applicable Maintenance Reserve Requirement. Thereafter the Borrower shall fund the MRA from the Project Revenue Account in accordance with the Priority of Payments. The Borrower shall at all times from and including June 30, 2018 until payment in full of all the Secured Obligations, maintain the balance in the Maintenance Reserve Account in cash equal to or greater than the Maintenance Reserve Requirement.”

(i)	Section 5.6.3 of the Loan Agreement is amended by inserting the following at the end of the second sentence of the first paragraph of such Section immediately before the colon:

“, provided that no Default or Event of Default has occurred and is continuing at the time of each proposed payment or could reasonably be expected to occur after giving effect to such proposed payment”

(j)	Section 5.6.3(a) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(a)

first, Approved Operating Costs (excluding (i) management or service fees and bonus payments and other payments under the Joint Venture Agreement and (ii) the royalties, fees, commissions and other amounts payable pursuant to Section 5.6.3(j)) then due and payable or anticipated to become due and payable within the following thirty (30) days, as certified to such effect by the Borrower;”

(k)	Section 5.6.3(f) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(f)

sixth, (i) Government Funding Permitted Debt Payments then due and payable, such amount then due and payable or anticipated to become due and payable (or payable, as the case may be), as certified to such effect by the Borrower, and (ii) the BDC Permitted Debt Payments then due and payable, such amount then due and payable or anticipated to become due and payable (or payable, as the case may be), as certified to such effect by the Borrower, in each case in item (ii) provided that (A) such BDC Permitted Debt Payment is permitted pursuant to the terms of the BDC Intercreditor Agreement and (B) there is DSCR Compliance in respect of each such proposed payment.”

(l)	Section 5.6.3(h) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(h)	eighth, on and after June 30, 2018, in accordance with Section 5.3 to the Maintenance Reserve Account, the amount of any Maintenance Reserve Deficiency;”

(m)	Section 5.6.3(j) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(j)	tenth,

(i)

the royalties then due and payable or anticipated to become due and payable within the following thirty (30) days to BioAmber pursuant to the License Agreement, as certified to such effect by the Borrower, provided that (A) the aggregate amount of such royalties shall not exceed the amount payable under the License Agreement in any Fiscal Year, (B) in no event shall the royalty rate payable exceed U.S.$100/MT prior to the Proof of Capacity Date, and (C) in no event shall the royalty rate payable exceed U.S.$160/MT after the Proof of Capacity Date;

(ii)

the fees payable to BioAmber pursuant to the BioAmber Guarantee Fee Agreements, as certified to such effect by the Borrower, provided that the aggregate amount of such fees shall not exceed the fees payable under the applicable BioAmber Guarantee Fee Agreement in any Fiscal Year;

(iii)

the fees payable to Mitsui pursuant to the Mitsui Guarantee Fee Agreements, as certified to such effect by the Borrower, provided that the aggregate amount of such fees shall not exceed the fees payable under the applicable Mitsui Guarantee Fee Agreement in any Fiscal Year;

(iv)

the commission payable to BioAmber pursuant to the BioAmber Marketing and Sales Agreement, as certified to such effect by the Borrower, provided that (A) the aggregate amount of such commission shall not exceed the commission payable under the BioAmber Marketing and Sales Agreement in any Fiscal Year, (B) there is DSCR Compliance in respect of each such proposed payment of commission; and (C) no commissions shall be paid by the Borrower to BioAmber pursuant to the BioAmber Marketing and Sales Agreement during the LA Principal Payment Holiday Period;

(v)

the commission payable to Mitsui pursuant to the Mitsui Marketing and Sales Agreement, as certified to such effect by the Borrower, provided that the aggregate amount of such commission shall not exceed the commission payable under the Mitsui Marketing and Sales Agreement in any Fiscal Year;

(vi)

the fees payable to Mitsui pursuant to the Mitsui Billing Services Agreement, as certified to such effect by the Borrower, provided that the aggregate amount of such fees shall not exceed the fees payable under the Mitsui Billing Services Agreement in any Fiscal Year;

(vii)

the fees or other amounts payable to BioAmber and/or BioAmber Canada Inc. in connection with the provision by BioAmber and/or BioAmber Canada Inc. to the Borrower of management, administrative, information technology and other support services together with, without duplication, the allocation of reasonable overhead costs related to such services, including in respect of a portion of the salaries of the chief executive officer and chief operating officer of BioAmber and/or BioAmber Canada Inc. (the “Management & Administrative Support Arrangement”), as certified to such effect by the Borrower, provided that (A) the aggregate monthly costs of such fees or other amounts payable to BioAmber and BioAmber Canada Inc. collectively shall not exceed an aggregate of $85,000.00 per month, starting as of January 1, 2017; and (B) there is DSCR Compliance in respect of each such proposed payments;

(viii)

the fees, commission or other amounts payable to BioAmber or Mitsui, as applicable, pursuant to any other Sponsor Permitted Agreement not referred to in Clauses (i) to (vii), inclusive above, as certified to such effect by the Borrower, provided that (A) the aggregate amount of such fees, commission or other amounts shall not exceed the fees, commission or other amounts payable under such Sponsor Permitted Agreement in any Fiscal Year, (B) there is DSCR Compliance in respect of each such proposed payment of fees, commission or other amounts; and (C) no fees, commission or other amounts shall be paid by the Borrower to BioAmber or Mitsui, as applicable, pursuant to such Sponsor Permitted Agreement during the LA Principal Payment Holiday Period; and

(ix)

the fees and other amounts payable to Mitsui Canada pursuant to the Mitsui Canada Service Agreement, as certified to such effect by the Borrower, provided that (A) the aggregate amount of such fees and other amounts shall not exceed the fees and other amounts payable under the Mitsui Canada Service Agreement in any Fiscal Year, and (B) there is DSCR Compliance in respect of each such proposed payment of fees and other amounts;”

(n)	Section 9.1.1(e) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(e)

as soon as practicable and in any event not later than five Business Days before the first day of each calendar month or, at the request of the Agent, not later than five Business Days before the first day of each two week period:

(i)	a statement of cash flow forecast (in Excel format) for the Borrower for the next 13 week period commencing as of the first day of such calendar month or such two week period, as applicable;

(ii)	a statement of cash flow forecast (in Excel format) for BioAmber for the next 13 week period commencing as of the first day of such calendar month or such two week period, as applicable; and

(iii)

a statement of cash flow forecast (in Excel format) for BioAmber and the Borrower on a consolidated basis for the next 13 week period commencing as of the first day of such calendar month or such two week period, as applicable:”

(o)	Section 9.1.1 of the Loan Agreement is amended by inserting immediately after Section 9.1.1(e) and immediately before Section 9.1.1(f) the following new provision:

“(eI)	as soon as practicable and in any event not later than five Business Days before the first day of each calendar month:

(i)

a statement of cash flow and income statement forecast (in Excel format) for the Borrower for the next 12 calendar months commencing as of the first day of such calendar month on a rolling forward basis;

(ii)

a statement of cash flow and income statement forecast (in Excel format) for BioAmber for the next 12 calendar months commencing as of the first day of such calendar month on a rolling forward basis; and

(iii)

a statement of cash flow and income statement forecast (in Excel format) for BioAmber and the Borrower on a consolidated basis for the next 12 calendar months commencing as of the first day of such calendar month on a rolling forward basis;”

(p)	Section 9.1.3 of the Loan Agreement is amended by deleting the reference to “15th” in the first paragraph thereof and replacing it with “45th”.

(q)	Section 9.2 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“9.2 Financial Covenants

Until all Secured Obligations are paid in full, the Borrower covenants and agrees with the Secured Parties that it will ensure that each of the following financial tests and covenants is complied with at all times on and after the Commercial Operation Date.

9.2.1 Debt Service Coverage Ratio. The Debt Service Coverage Ratio shall at all times be equal to or greater than 1.75:1, to be certified on a calendar monthly basis in each Compliance Certificate. In addition, the Borrower shall deliver to the Agent prior to July 15, 2018 a Certificate of the Borrower in form and substance satisfactory to the Agent which (a) certifies the Debt Service Coverage Ratio as at June 30, 2018 and that such Debt Service Coverage Ratio is not less than 1.75:1, and (b) attaches the calculation of such Debt Service Coverage Ratio to such Certificate.

9.2.2 Minimum Gross Revenue From Product Sales Covenant. Commencing as of the calendar month end immediately prior to the Commercial Operation Date and thereafter, the aggregate Gross Revenue From Project Sales for the three consecutive calendar months ending on the calendar month end set out below shall not be less than the amount set out opposite the applicable date set out below:

Calendar Month End Date	Minimum Gross Revenue From Product Sales
April 30, 2016	$500,000
May 31, 2016	$1,000,000
June 30, 2016	$1,500,000
July 31, 2016	$2,000,000
August 31, 2016	$3,500,000
September 30, 2016	$3,500,000
October 31, 2016	$5,000,000
November 30, 2016	$6,500,000
December 31, 2016	$8,000,000
January 31, 2017	$1,200,000
February 28, 2017	$1,350,000
March 31, 2017	$2,500,000
April 30, 2017	$2,500,000
May 31, 2017	$3,500,000
June 30, 2017	$4,500,000
July 31, 2017	$5,000,000
August 31, 2017	$5,000,000
September 30, 2017	$5,000,000
October 31, 2017	$7,500,000
November 30, 2017	$7,500,000
December 31, 2017	$7,500,000

The aggregate Gross Revenue From Product Sales for the three consecutive calendar months ending on each calendar month end on and after January 31, 2018 shall be an amount determined by the Lenders’ in their sole discretion prior to November 30, 2017.

9.2.3 Minimum Cash Covenant. The Borrower shall (a) maintain a Minimum Cash Balance of not less than $2,000,000 at all times prior to the MCC Adjustment Date and (b) maintain a Minimum Cash Balance of not less than $4,000,000 at all times on and after the MCC Adjustment Date. For the purposes of this Section 9.2.3, “MCC Adjustment Date” means the date which is the earlier to occur of (i) the date upon which the Borrower receives a cash contribution of not less than $8,000,000 to the equity of the Borrower and (ii) March 31, 2017.”

(r)	Section 9.4.16(c) of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“(c)	Permitted Royalty Payment. No royalties shall be paid by the Borrower to BioAmber pursuant to the License Agreement except for Permitted Royalty Payments.”

(s)	Section 9.4 of the Loan Agreement is amended by inserting the following new provisions immediately after Section 9.4.28 of the Loan Agreement:

“9.4.29 Payments under the Government Funding Agreements and the BDC Loan Documents. No payments (whether on account of principal, interest, premium, tax gross-up, indemnification, fees, expenses or otherwise) under or in connection with the Government Funding Agreements and the BDC Loan Documents shall directly or indirectly be paid by the Borrower or received and retained by any of the Government Funding Entities and/or BDC, as applicable, in cash or other property or by set-off payments, except for Government Funding Permitted Debt Payments that are paid to the applicable Government Funding Entity and BDC Permitted Debt Payments that are paid to BDC, which in each case is permitted under and satisfies each of the applicable terms and conditions set out in Section 5.6.3(f). For greater certainty, no payments in respect of principal amount (including, scheduled payments, or to the extent applicable, accretion to such principal amount due to the accrual of interest which is not paid but rather which is added to such principal amount) under or in connection with the Government Funding Agreements (excluding the SCA Debenture) or the BDC Loan Documents shall directly or indirectly be paid by the Borrower or received and retained by (i) any of the Government Funding Entities (except for SCA) in cash or other property or by set-off or any other manner during the 2017 Principal Payment Holiday Period or PI Principal Payment Adjustment Period, as applicable, except for the payments to the PI Lender that are permitted under and satisfy each of the terms and conditions set out in clause (b) of the definition of Government Funding Permitted Debt Payments or (ii) BDC in cash or other property or by set-off or any other manner prior to October 15, 2018.

9.4.30 Payments under Sponsor Permitted Agreements and Other Agreements. No payments (whether on account of principal, interest, premium, tax gross-up, indemnification, royalties, commission, fees, expenses or otherwise) under or in connection with the Sponsor Permitted Agreements or the Mitsui Canada Service Agreement shall directly or indirectly be paid by the Borrower or received and retained by BioAmber, BioAmber Canada Inc., Mitsui or Mitsui Canada, as applicable, in cash or other property or by set-off or any other manner, except for payments under the Sponsor Permitted Agreements to BioAmber, BioAmber Canada Inc. or Mitsui, as applicable, or under the Mitsui Canada Service Agreement to Mitsui Canada, which in each case are permitted under and satisfy the applicable terms and conditions set out in Section 5.6.3(j). For greater certainty, no payments whatsoever shall be paid by the Borrower to BioAmber under the BioAmber Marketing and Sales Agreement during the LA Principal Payment Holiday Period.

(t)

9.4.31 Mitsui Sale Agreements. The Borrower shall not change any of the following agreements except with the prior consent of the Agent (acting on the instructions of the Required Lenders): (i) the Share Purchase Agreement dated as of August 1, 2017 among the Borrower, BioAmber and Mitsui (the “Mitsui Share Purchase Agreement”); (ii) the Indemnity Agreement dated as of August 1, 2017 among the Borrower, BioAmber and Mitsui (the (“Mitsui Indemnity Agreement”); (iii) the Security Agreement dated as of August 1, 2017 among the Borrower, BioAmber and Mitsui (the “Mitsui Security Agreement”); and (iv) the Mutual Release dated as of August 1, 2017 among the Borrower, BioAmber and Mitsui (the “Mitsui Mutual Release” and together with the Mitsui Share Purchase Agreement, the Mitsui Indemnity Agreement and the Mitsui Security Agreement, the “Mitsui Sale Agreements”).”

(u)	Section 12.10.1 of the Loan Agreement is amended by inserting the following new sentence immediately after the last sentence of such Section:

“For greater certainty, effective as of November 4, 2016 BioAmber is the successor of BioAmber Luxco under and for the purposes of each Loan Document and each reference to BioAmber Luxco in each Loan Document shall be construed as a reference to BioAmber unless the context otherwise requires.”

(v)	Schedule 11 of the Loan Agreement is amended by inserting the following new items immediately after item 25 of Schedule 11 of the Loan Agreement:

“26.	Notarial Deed (as defined in November 2016 Consent).

27.	Assignment and Assumption Agreement (as defined in the November 2016 Consent).

28.	Cargill License Agreement (as defined in the November 2016 Consent).

29.	LA Notice (as defined in the November 2016 Consent).

30.	JVA Notice (as defined in the November 2016 Consent).

31.	JVA Joinder Agreement (as defined in the November 2016 Consent).

32.	Second Amended and Restated JVA.

33.	Mitsui Billing Services Agreement.

34.	Each Sponsor Permitted Agreement not otherwise set out in this Schedule 11.

35.	Mitsui Canada Service Agreement.

(w)	Schedule 12 of the Loan Agreement is amended by inserting the following new items immediately after item 12 of Schedule 12 of the Loan Agreement:

“12A.	Pledge and assignment agreement dated November 4, 2016 between, BioAmber and the Agent (the “BioAmber PAA”).”

(x)	Schedule 13 of the Loan Agreement is amended by inserting the following new items immediately after item 6A of Schedule 13 of the Loan Agreement:

“6B.	Consent dated May 12, 2015 among Cargill Incorporated, the Borrower, BioAmber Luxco and the Agent (the “Cargill Consent”).

6C.	Reaffirmation agreement made as of November 4, 2016 among Cargill Incorporated, the Borrower, BioAmber and the Agent relating to the Cargill Consent.”

(y)	Schedule 17 of the Loan Agreement is deleted in its entirety and replaced with Schedule 17 contained in Annex A hereto.

(z)	Schedule 21 of the Loan Agreement is deleted in its entirety and replaced with Schedule 21 contained in Annex B hereto.

3.2	Validity

Each of the foregoing amendments to the Loan Agreement set forth in Section 3.1 (collectively, the “Amendments”) shall be void and of no force and effect if any of the conditions set forth in Article 4 is not satisfied, fulfilled or otherwise met to the satisfaction of all of the Secured Parties, in which event the Secured Parties shall be deemed never to have agreed to give the Amendments.

ARTICLE 4

CONDITIONS PRECEDENT TO WAIVERS AND AMENDMENTS

4.1	Conditions Precedent

None of the Waivers nor the Amendments shall become effective unless the conditions precedent set forth in this Section 4.1 have been satisfied, fulfilled or otherwise met to the satisfaction of all of the Secured Parties and the Agent confirms in writing to the Borrower and provides a copy to the Secured Parties (the “Effective Notice”):

4.1.1 the Agent shall have received each of the following in form and substance satisfactory to the Secured Parties (in original, or, at the Agent’s discretion, pdf or other copy):

(a)	this Agreement duly executed by each party hereto;

(b)	a guarantee and security confirmation duly executed by each Obligor party thereto;

(c)	an amending agreement with respect to the BDC Intercreditor Agreement duly executed by each party thereto;

(d)	an amending agreement with respect to the SJIF Intercreditor Agreement duly executed by each party thereto;

(e)

an amending agreement with respect to the subordination agreement dated May 12, 2015, as amended by an amending agreement dated as of August 9, 2016, among BioAmber, the Borrower and the Agent duly executed by each party thereto;

(f)	an amending agreement with respect to the subordination agreement dated May 12, 2015 among Mitsui, the Borrower and the Agent duly executed by each party thereto;

(g)	a certificate of an officer of the Borrower with respect to and attaching true and complete copies of the following documents:

(i)	amending agreement dated on or about the date hereof between the Borrower and BDC with respect to the BDC Loan Agreement;

(ii)	amending agreement #4 dated March 6, 2015 between the PI Lender and the Borrower with respect to the PI Contribution Agreement;

(iii)	PI Amending Agreement #5;

(iv)	amending agreement dated on or about the date hereof between the Borrower and the AIP Lender with respect to the AIP Loan Agreement;

(v)	letter amending agreement dated May 12, 2016 between the SJIF Lender and the Borrower relating to the SJIF Loan Agreement;

(vi)	the Mitsui Share Purchase Agreement;

(vii)	the Mitsui Indemnity Agreement;

(viii)	the Mitsui Security Agreement; and

(ix)	the Mitsui Mutual Release.

(h)

a Certificate of each Obligor (i) attaching true copies of (A) such Obligor’s Constitutional Documents and (B) documents evidencing all necessary internal corporate and/or other management action taken by such Obligor to authorize the execution, delivery and performance by it of this Agreement and each agreement and document contemplated herein to which it is a party and the consummation of the transactions contemplated thereby and (ii) certifying (A) as to incumbency and true signatures of its Responsible Officers signatory to the Loan Documents,

(B) in the case of the Borrower and BioAmber only, no Material Adverse Change has occurred since January 31, 2014, (C) in the case of the Borrower only, each of the representations and warranties under Section 8.1 of the Loan Agreement is true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it must be true and correct in all respects) on the date hereof and as of the Effective Date, (D) in the case of the Borrower and BioAmber only, no Default, Event of Default or Material Adverse Change exists on the date hereof and on the Effective Date, and (E) in the case of the Borrower and BioAmber only, no Default or Event of Default shall have occurred and be continuing or will result from giving effect to the Waivers and the Amendments before or after giving effect to any of the Waivers or the Amendments; and (F) in the case of the Borrower and BioAmber only, there shall not exist on the date any injunction or temporary restraining order which would prohibit the transactions contemplated under this Agreement, or any litigation which would reasonably be expected to result in a Material Adverse Effect;

(i)

a certificate of good standing, or equivalent, with respect to each Obligor (other than Mitsui) for its jurisdiction of incorporation and in respect of the Borrower a certified corporate profile report from the Province of Ontario and in respect of Mitsui a certificate of the commercial registration (rireki jikou zenbu shomeisho) and a certificate of the seal impression of the registered seal (inkan shomeisho);

(j)

favourable opinions from the Borrower’s Counsel addressed to the Secured Parties and the Lenders’ Counsel, in respect of the laws of jurisdictions and in such form as the Agent (acting on the advice of Lenders’ Counsel) may reasonably require;

(k)

(i) the original share certificate A- 24 of the Borrower issued to BioAmber representing 800,000 Class “A” shares together with an accompanying executed and undated power of attorney to transfer securities; and (ii) the original share certificate A- 25 of the Borrower issued to BioAmber representing 6,610,000 Class “A” shares together with an accompanying executed and undated power of attorney to transfer securities, which BioAmber required from Mitsui pursuant to the Mitsui Share Purchase Agreement;

(l)	a confirmation with respect to the Mitsui Security Agreement duly executed by Mitsui;

(m)	such other agreements, documents and instruments as the Agent may, in its judgment, require;

4.1.2 no Default or Event of Default shall have occurred and be continuing or will result from giving effect to the Waivers and the Amendments before or after giving effect to any of the Waivers or the Amendments;

4.1.3 all of the representations and warranties contained in Section 5.1 are true and correct on and as of the date hereof and on the Effective Date;

4.1.4 there shall not exist on the date hereof and on the Effective Date any injunction or temporary restraining order which, in the judgment of the Agent, would prohibit the transactions contemplated under this Agreement, or any litigation which would reasonably be expected to result in a Material Adverse Effect;

4.1.5 on or before March 31, 2017 the Borrower shall have received a cash contribution of not less than $8,000,000 to the equity of the Borrower from either Mitsui or BioAmber and the Agent shall have received evidence satisfactory to it that such cash contribution has been deposited into the Project Revenue Account;

4.1.6 the Agent shall have received from the Borrower payment in full of all reasonable out-of-pocket fees, costs and expenses incurred by the Agent and the Lenders (including the fees, costs and expenses of the Lenders’ Counsel) in connection with this Agreement and the transactions contemplated herein; and

4.1.7 the Agent shall have received from the Borrower payment in full of all fees which each of them is entitled to receive on or prior to the date hereof under or in connection with any Loan Document, this Agreement and the transactions contemplated herein, including payment by the Borrower to the Agent (for the account of the Lenders) of an amendment fee in the amount of $100,000.

The Effective Notice shall stipulate the date on which the Waivers and the Amendments shall take effect (the “Effective Date”). Subject to Sections 2.2 and 3.2, the Waivers and the Amendments shall take effect as of and from the Effective Date. The Loan Agreement as amended by the Amendments shall constitute one agreement, and the Loan Agreement as so amended is hereby ratified and confirmed by the parties hereto.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of the Borrower

The Borrower represents and warrants to and in favour of each of the Secured Parties as follows:

5.1.1 The representations and warranties made by it to the Secured Parties under Article 8 of the Loan Agreement are true, accurate and complete in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it must be true and correct in all respects) as if they were made both on the date of execution and delivery hereof and on the Effective Date with references therein to the Loan Agreement being replaced by references to this Agreement and the Loan Agreement as amended by the Amendments.

5.1.2 All of the representations and warranties contained in this Article 5 are true and correct on and as of the date of execution and delivery hereof and on the Effective Date.

ARTICLE 6

CONFIRMATIONS AND COVENANTS OF THE BORROWER

6.1	Confirmations

6.1.1 This Agreement is not intended by the parties to, and shall not constitute, a payment, discharge, satisfaction or novation of any obligation of the Borrower to the Secured Parties, including the whole or any item or part of the Secured Obligations.

6.1.2 The Borrower ratifies and confirms its Secured Obligations, as amended by the Amendments, and confirms and agrees that its Secured Obligations continue in full force and effect without amendment, restatement, supplement, variation, novation or other change, except to the extent expressly amended by the Amendments, and is binding upon it.

6.1.3 The execution, delivery and effectiveness of this Agreement shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Secured Parties, including the whole or any item or part of the Secured Obligations, arising under, by reason of or otherwise in respect of any Secured Documents to which the Borrower is a party, except to the extent expressly set out herein.

6.1.4 The execution, delivery and effectiveness of this Agreement shall not, except as previously provided herein, operate as or in any way be construed as a consent to, or a waiver of, any other matter or provision relating to, or contained in, the Loan Agreement or any other Secured Document to which the Borrower is a party.

6.1.5 The Borrower confirms and agrees that the postponements and other obligations expressed to be binding on it under or pursuant to the Loan Agreement and other Secured Documents to which the Borrower is a party, except for the Amendments, be unaffected by and shall be binding upon the Borrower and continue in full force and effect, inter alia, securing the Secured Obligations of the Borrower, and the entry into effect of this Agreement shall not in any manner whatsoever reduce, release, discharge, terminate, impair or otherwise prejudice or change the rights of the Secured Parties arising under, by reason of or otherwise in respect of such postponements and other obligations constituted by the Loan Agreement and other Secured Documents to which the Borrower is a party.

6.1.6 The Borrower confirms and agrees that the Liens, postponements and subordinations expressed to be granted by the Borrower in favour of the Secured Parties under the Loan Agreement and other Secured Documents to which the Borrower is a party as security for the Secured Obligations (the “Existing Security”) shall be binding upon it and the Collateral (as defined in each Secured Document to which the Borrower is a party) and shall, except for the Amendments, be unaffected by and shall continue in full force and effect notwithstanding this Agreement, and the execution and delivery of this Agreement shall not in any manner whatsoever reduce, release, discharge, terminate, impair or otherwise prejudice or change the rights of the Secured Parties arising under, by reason of or otherwise in respect of the Loan Agreement and other Secured Documents to which the Borrower is a party, except for the Amendments.

6.1.7 The Borrower ratifies and confirms its obligations under the Loan Agreement and other Secured Documents to which the Borrower is a party and agrees that its obligations under the Loan Agreement and other Secured Documents to which the Borrower is a party continue in full force and effect without change, except for the Amendments, and is binding upon the Borrower.

6.1.8 The Borrower ratifies and confirms the Loan Agreement and other Secured Documents to which the Borrower is a party and its Existing Security and confirms and agrees that its Existing Security continues in full force and effect without change, and each of the Loan Agreement and other Secured Documents to which the Borrower is a party and the Existing Security is binding upon the Collateral (as defined in each applicable Secured Document to which the Borrower is a party) and continues to secure the obligations expressed to be secured thereby.

6.1.9 The Borrower covenants, confirms and represents and warrants to the Secured Parties that (a) the Joint Venture Agreement has been changed and the changes thereto have been incorporated into the Second Amended and Restated JVA, and (b) such changes comply with the terms and conditions of Section 9.4.3(c)(ii) of the Loan Agreement.

ARTICLE 7

GENERAL

7.1	Further Assurances

The Borrower shall, at its own expense, do, make, execute or deliver all such further acts, documents and things in connection with this Agreement as the Agent may reasonably require for the purpose of giving effect to this Agreement, all promptly following the request of the Agent.

7.2	Fees & Expenses

The Borrower shall promptly following the request by the Agent, reimburse the Agent and the Lenders on a full indemnity basis for all reasonable out-of-pocket fees, costs and expenses incurred by the Agent and the Lenders (including fees, costs and expenses of Lenders’ Counsel) in connection with this Agreement and the transactions contemplated herein.

7.3	Benefit & Burden

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and each assignee of some or all of the rights or obligations of the parties under the Loan Documents permitted by Section 12.10 of the Loan Agreement.

7.4	Loan Document

This Agreement shall constitute a Loan Document.

7.5	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Transmission of a copy of an executed signature page of this Agreement by facsimile or e-mail in pdf format by one party hereto to each other party hereto, shall be as effective as delivery of an original manually executed counterpart hereof to each other party hereto.

7.6	Governing Law

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws in force in the Province of Ontario, including the federal laws of Canada applicable therein, but excluding choice of law rules. Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Secured Parties under the laws of any jurisdiction where the Borrower or its property may be located.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

BIOAMBER SARNIA INC.

By:	/s/ Mike Hartmann
Name: Mike Hartmann
Title: President

S1

COMERICA BANK, as Agent

By:	/s/Dave Samra
Name: Dave Samra
Title: VP

By:
Name:
Title:

S2

COMERICA BANK, as Lender

By:	/s/ Dave Samra
Name: Dave Samra
Title: VP

By:
Name:
Title:

S3

EXPORT DEVELOPMENT CANADA, as Lender

By:	/s/ Victor Samuel
Name: Victor Samuel
Title: Senior Associate, Structured and Project Finance

By:	/s/ James Babbitt
Name: James Babbitt
Title: Principal, Extractive Industries/Structured and Project Finance

S4

FARM CREDIT CANADA, as Lender

By:	/s/ Kent Cunnington
Name: Kent Cunnington
Title: Senior Corporate Credit Manager

By:
Name:
Title:

S5

ANNEX A

Schedule 17

Organization Structure

CORPORATE CHART BIOAMBER INC.

(November 4, 2016)

ANNEX B

Schedule 21

Existing Debt

Debt outstanding as of August 31, 2017

Source	Amount of Debt	Secured/Unsecured
PI Contribution Agreement (as defined in Schedule 11)	$8,900,000	Unsecured
SJIF Loan Agreement	$15,000,000	Secured
SCA Debenture (as defined in Schedule 11)	$365,519	Unsecured
AIP Loan Agreement (as defined in Schedule 11)	$9,074,074	Unsecured
BDC Loan Agreement	$10,000,000	Secured